PacBio Announces First Quarter 2024 Financial Results

MENLO PARK, Calif. – May 9, 2024 /PRNewswire/ – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended March 31, 2024.

First quarter results:
•Revenue of $38.8 million compared with $38.9 million in the prior-year period.
•Instrument revenue of $19.0 million compared with $20.7 million in the prior-year period. Instrument revenue in the first quarter of 2024 included 28 RevioTM sequencing systems.
•Consumables revenue of $16.0 million compared with $14.0 million in the prior-year period.
•Service and other revenue of $3.8 million compared with $4.2 million in the prior-year period.
Gross profit for the first quarter of 2024 was $11.3 million, representing a 16% increase compared with $9.8 million for the first quarter of 2023 and a gross margin of 29% in the first quarter of 2024 compared to 25% for the first quarter of 2023.
Operating expenses totaled $92.6 million for the first quarter of 2024, compared to $101.0 million for the first quarter of 2023. Operating expenses for the first quarter of 2024 and the first quarter of 2023 included non-cash share-based compensation of $17.4 million and $16.0 million, respectively.
Net loss for the first quarter of 2024 was $78.2 million, compared to a net loss of $88.0 million for the first quarter of 2023.
Net loss per share for the first quarter of 2024 was $0.29, compared to net loss per share of $0.36 for the first quarter of 2023.
Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at March 31, 2024, totaled $561.9 million, compared to $631.4 million at December 31, 2023.

Non-GAAP first quarter results (see accompanying tables for reconciliations of GAAP and non-GAAP measures):
Non-GAAP gross profit for the first quarter of 2024 was $12.6 million, representing a 27% increase compared with $9.9 million for the first quarter of 2023 and a non-GAAP gross margin of 33% in the first quarter of 2024 compared to 26% for the first quarter of 2023.
Non-GAAP operating expenses totaled $87.2 million for the first quarter of 2024, compared to $88.7 million for the first quarter of 2023.
Non-GAAP net loss for the first quarter of 2024 was $71.4 million, compared to a non-GAAP net loss of $75.5 million for the first quarter of 2023.
Non-GAAP net loss per share for the first quarter of 2024 was $0.26 compared to a non-GAAP net loss per share of $0.31 for the first quarter of 2023.

Updates since PacBio's last earnings release
•Announced that the University of Tartu, host of Estonia’s National Biobank, selected the Revio to sequence 10,000 whole human genomes in an effort to adopt personalized medicine at scale and understand the underlying genetics of health, disease, and treatment outcomes.
•Launched the PureTargetTM repeat expansion panel, a new library prep solution designed to enable the comprehensive analysis of 20 genes, including challenging-to-sequence genes with tandem repeat expansions, that are associated with severe neurological disorders.
•Initiated activities to reduce annualized run-rate operating expenses and the Company expects to achieve above the high end of our previously provided range of non-GAAP reduction of $50 million to $75 million by the end of 2024 compared to our prior guidance of 5% operating expense growth.

"As previously shared, first quarter revenue came in below our original expectations as we saw an increasing number of customers delay instrument purchases, and, although consumables revenue grew 15% year over year, shipments were below our expectations," said Christian Henry, President and Chief Executive Officer. "We are focused on improving commercial execution, developing new products that will drive our revenue, including our benchtop long-read platform, high-throughput short-read platform, and the core technology for our high-throughput long-read platform, improving gross margin, and reducing operating expenses. We've already made significant progress on our plan to reduce our operating expenses, as we made the difficult decision to reduce our headcount by approximately 195. The headcount reductions, along with the reduction in other non-headcount-related expenses, are expected to reduce our non-GAAP annualized expense run rate by more than $75 million by the end of 2024 as compared to our initial guidance of 5% growth in 2024 operating expenses. This swift and decisive action is a demonstration of our plan to achieve positive cash flows by the end of 2026, as originally outlined in our long-term guidance. We remain highly encouraged by PacBio's long-term growth potential as we provide our customers with some of the most advanced sequencing technologies, enabling scientists and researchers to uncover even greater insights into the genome and better understand biology and health."

Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its first quarter ended March 31, 2024, results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q1 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. The amortization related to these intangible assets will occur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and, the impact of new products and technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Todd Friedman
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Revenue:
Product revenue	$35,009	$54,001	$34,654
Service and other revenue	3,801	4,356	4,246
Total revenue	38,810	58,357	38,900
Cost of Revenue:
Cost of product revenue	22,447	40,421	25,164
Cost of service and other revenue	3,738	3,496	3,792
Amortization of acquired intangible assets	1,343	1,433	183
Loss on purchase commitment	—	3,436	—
Total cost of revenue	27,528	48,786	29,139
Gross profit	11,282	9,571	9,761
Operating Expense:
Research and development	43,455	44,544	48,939
Sales, general and administrative	43,753	45,996	39,818
Merger-related expenses	—	63	—
Change in fair value of contingent consideration (1)	(70)	1,100	12,256
Amortization of acquired intangible assets	5,506	5,416	—
Total operating expense	92,644	97,119	101,013
Operating loss	(81,362)	(87,548)	(91,252)
Interest expense	(3,575)	(3,571)	(3,630)
Other income, net	6,759	8,383	6,867
Loss before benefit from income taxes	(78,178)	(82,736)	(88,015)
Benefit from income taxes (2)	—	(718)	—
Net loss	$(78,178)	$(82,018)	$(88,015)

Net loss per share:
Basic	$(0.29)	$(0.31)	$(0.36)
Diluted	$(0.29)	$(0.31)	$(0.36)

Weighted average shares outstanding used in calculating net loss per share:
Basic	269,578	267,121	242,032
Diluted	269,578	267,121	242,032
(1)Change in fair value of contingent consideration during the three months ended March 31, 2024, December 31, 2023, and March 31, 2023 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)A deferred income tax benefit during the three months ended December 31, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	March 31, 2024	December 31, 2023
Assets
Cash and investments	$561,914	$631,416
Accounts receivable, net	30,323	36,615
Inventory, net	67,343	56,676
Prepaid and other current assets	17,144	17,040
Property and equipment, net	37,291	36,432
Operating lease right-of-use assets, net	30,672	32,593
Restricted cash	2,722	2,722
Intangible assets, net	450,131	456,984
Goodwill	462,261	462,261
Other long-term assets	10,119	13,274
Total Assets	$1,669,920	$1,746,013

Liabilities and Stockholders' Equity
Accounts payable	$21,006	$15,062
Accrued expenses	21,991	45,708
Deferred revenue	23,473	21,872
Operating lease liabilities	38,821	41,197
Contingent consideration liability	19,480	19,550
Convertible senior notes, net	892,545	892,243
Other liabilities	3,587	9,077
Stockholders' equity	649,017	701,304
Total Liabilities and Stockholders' Equity	$1,669,920	$1,746,013

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
GAAP net loss	$(78,178)	$(82,018)	$(88,015)
Change in fair value of contingent consideration (1)	(70)	1,100	12,256
Amortization of acquired intangible assets	6,849	6,849	228
Merger-related expenses	—	63	—
Benefit from income taxes (2)	—	(718)	—
Restructuring (3)		2,224
Non-GAAP net loss	$(71,399)	$(72,500)	$(75,531)

GAAP net loss per share	$(0.29)	$(0.31)	$(0.36)
Change in fair value of contingent consideration (1)	—	—	0.05
Amortization of acquired intangible assets	0.03	0.03	—
Merger-related expenses	—	—	—
Benefit from income taxes (2)	—	—	—
Restructuring (3)	—	0.01	—
Non-GAAP net loss per share	$(0.26)	$(0.27)	$(0.31)

GAAP gross profit	$11,282	$9,571	$9,761
Amortization of acquired intangible assets	1,343	1,433	183
Restructuring (3)	—	112	—
Non-GAAP gross profit	$12,625	$11,116	$9,944

GAAP gross profit %	29%	16%	25%

Non-GAAP gross profit %	33%	19%	26%

GAAP total operating expense	$92,644	$97,119	$101,013
Change in fair value of contingent consideration (1)	70	(1,100)	(12,256)
Amortization of acquired intangible assets	(5,506)	(5,416)	(45)
Merger-related expenses	—	(63)	—
Restructuring (3)	—	(2,112)	—
Non-GAAP total operating expense	$87,208	$88,428	$88,712
__________________
(1)Change in fair value of contingent consideration was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)A deferred income tax benefit during the three months ended December 31, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.
(3)Restructuring costs during the three months ended December 31, 2023 consist primarily of employee severance costs related to restructuring activities.